Exhibit 10


     Separation  and Release Agreement, dated  as  July
     14,  2000, by and between Michael Larkin  and  The
     Great  Atlantic & Pacific Tea Company,  Inc.  (the
     "Agreement")


     This will confirm our understandings with respect to your resignation from employment with The Great Atlantic & Pacific Tea Company, Inc., which is effective July 14, 2000. As of that date, all rights, privileges and entitlements as an active employee cease, subject only to the provisions hereinafter set forth. Your resignation from employment includes your resignation as an officer and director of the Company and all of its subsidiaries, effective the same date, and is an integral part of this Agreement.

      In consideration of your general release which is set forth below, the Company agrees to provide you with salary continuation at your current salary through January 13, 2002, and to provide to you and covered members of your family Company Executive Medical Health benefits currently enjoyed by you (including the non-executive prescription drug coverage) through the earlier of January 13, 2002 or the date you obtain employment; provided, however, that such salary continuation, medical benefit coverage continuation and all other enhanced benefits provided to you in this Agreement shall cease immediately should you: breach your fiduciary duty as a present and soon to be former member of senior management of the Company to hold all non-public
Company   information confidential; and/or obtain employment
with  a  company that owns or operates supermarkets  in  any geographic area in which the Company operates, or if you take actions or provide services which reasonably and proximately may become to the competitive detriment of the
Company.   The  time period during which all vested  options
(including but not limited to stock appreciation rights, non-
qualified   stock  options  and  incentive  stock   options,
collectively, "Options") currently held by you can be exercised is hereby extended for the period of 21 months immediately following the date of this Agreement at the end of which period all of your Options shall terminate. Except as otherwise amended herein, all other terms governing the grant and exercise of your Options shall remain in full
force  and  effect.   Your participation  in  the  Company's
Management Incentive Plan shall cease immediately as of the date of this Agreement, provided, however, should the Board of Directors of the Company award any bonuses under that Plan for fiscal 2000, you will be paid a bonus pro rated to the date of this Agreement. The Company agrees to pay to you when due, as per the terms of that certain letter agreement between the Company and you dated May 7, 1997, the SERP benefit contained in paragraph 5 of that letter agreement. The provisions of this Agreement contain the entire agreement between the parties hereto as to the subject matters discussed herein.

     The foregoing consideration, together with the further release from the Company recited herein, is given in return for your discharge and release of all claims, obligations, and demands which you have, ever had, or in the future may have against The Great Atlantic & Pacific Tea Company, Inc., any of its parents, subsidiaries or affiliated entities and any of its or their officers, directors, employees, agents, predecessors or successors (collectively, the "Company")
arising out of or related to your employment with and separation from the Company, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Equal Pay Act, the Fair Labor Standards Act, each and every state or local variation of these federal laws including without limitation the New York State Human Rights Law, the New York Whistleblower Protection Law, the New York City Human Rights Law, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, and any and all other applicable federal, state, and local fair employment practices laws, individual or constitutional rights, wage or discrimination laws, and any and all claims for breach of contract or implied contract, constructive or wrongful discharge, or for negligence, retaliation and all torts, and any and all claims for attorneys' fees.

     As to any claims against you for matters arising out of and within the scope of your employment, the Company will release, defend, indemnify and hold you harmless from and against any loss, cost, claim, damage, judgment and expense; provided, however, that you provide reasonable cooperation in the defense thereof and give prompt notice to the Company of any such claims brought by a third party.

     The foregoing releases shall not affect any subsequent acts giving rise to claims thereafter. Excluded from the foregoing releases are any claims which by law cannot be waived; provided, however, while you cannot waive your right to file a charge with or participate in an investigation conducted by certain government agencies, you are waiving and releasing your claim or right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on your behalf.

     This Agreement contains and constitutes the full and complete understanding and agreement between you and the Company. The Company and you each understand and agree that by entering into this Agreement, neither the Company nor you admit violating any legal right, duty or entitlement. This Agreement shall not be amended or modified except by a writing subscribed by the parties hereto. This Agreement will be governed by and interpreted in accordance with the laws of the State of New Jersey.

      The Company advises you to consult with an attorney prior to executing this Agreement. By executing this Agreement, you acknowledge that (a) you have been provided an opportunity to consult with an attorney or other advisor of your choice regarding the terms of this Agreement, (b) this is a final offer and you have been given twenty-one
(21)  days  in which to consider whether you wish  to  enter into this Agreement, (c) you have elected to enter this Agreement knowingly and voluntarily and (d) if you do so within fewer than 21 days from receipt of the final document you have knowingly and voluntarily waived the remaining time. The Company reserves the right reasonably to change or revoke this Agreement prior to your execution hereof.

     This Separation and Release Agreement shall be fully effective and binding upon all parties hereto immediately upon execution by you and the Company; provided, however, you have seven (7) days following your execution of this Agreement to change your mind. You may revoke the Agreement during those seven days by mailing or delivering a letter of revocation to the Law Department, attention William P. Costantini, Esq., The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, New Jersey 07645. Such a letter must be signed and received, or postmarked, no later than the seventh day after the date on which you signed the Separation and Release Agreement.

      You further covenant not to contest the validity of this release after the expiration of the revocation period. Therefore, you agree that if you nonetheless should pursue litigation against the Company involving any matter covered and/or released hereby, you first will restore to the Company the full value of all consideration you have received and waive any to which you are still entitled hereunder and you shall be liable for the Company's costs and attorneys' fees incidental to defending such legal action. Finally, should any provision of this Agreement be found by a court of competent jurisdiction to be unenforceable in whole or in part, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

      If this is in accordance with our understanding and agreement, please sign, have notarized and return to my attention the enclosed copy, which shall evidence our binding agreement.



THE GREAT ATLANTIC & PACIFIC       Agreed and Accepted:
TEA COMPANY, INC.



By: ________________________       ________________________
  LAURANE MAGLIARI                 MICHAEL LARKIN
  Sr. Vice President,
  People Resources & Services      Sworn to before me this
                                   _____ day of
                                   _____________, 2000.

Dated: ___________________         __________________
                                        Notary Public